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                       [COOPERS & LYBRAND LETTERHEAD]



                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


We consent to the inclusion in this Registration Statement on Form F-4 (File No. 333-22267) of; (i) our report dated August 23, 1996 (except as to the information presented in Notes 4, 20, 25 and 26, for which the date is February 5, 1997) on our audit of the consolidated financial statements of TEVECAP S.A. and subsidiaries; (ii) our report dated August 23, 1996 on our audit of the financial statements of TVA Sistema de Televisao S.A.; (iii) our report dated August 23, 1996 on our audit of the consolidated financial statements of TVA Sul Participacoes S.A. and subsidiaries; and, (iv) our reports dated March 31, 1997 on our audits of the Statements of Revenues and Direct Operating Expenses of TVA Alfa Cabo Ltda., TCC TV a Cabo Ltda., CCS Camboriu Cable System de Telecommunicacoes Ltda., TVA Sul Foz do Iguacu Ltda., and TVA Sul Santa Catarina Ltda. We also consent to the reference to our Firm under the caption "Experts."



/s/ Coopers & Lybrand
------------------------------
Coopers & Lybrand



April 11, 1997